EXHIBIT 99.1

----------------------------------------
     W. R. Berkley Corporation               NEWS
     475 Steamboat Road                      RELEASE
     Greenwich, Connecticut 06830
     (203) 629-3000
----------------------------------------


   FOR IMMEDIATE RELEASE                     CONTACT:
                                             Eugene G. Ballard
                                             Chief Financial Officer
                                             203-629-3000


                       W. R. BERKLEY CORPORATION ANNOUNCES
               3-FOR-2 STOCK SPLIT AND REGULAR QUARTERLY DIVIDEND

     Greenwich, CT, May 16, 2002 -- W. R. Berkley Corporation (NYSE: BER) today announced that its Board of Directors has approved a 3-for-2 common stock split to be paid in the form of a stock dividend to holders of record on June 17, 2002. The additional shares are expected to be issued on July 2, 2002 (subsequent to the payment of the regular quarterly cash dividend referred to below).

     The Directors also declared a regular quarterly cash dividend on the company's pre-split common stock of 13 cents per share, also to be paid on July 2, 2002 to stockholders of record at the close of business on June 17, 2002.

     At March 31, 2002 W. R. Berkley Corporation had 33,373,446 shares of common stock outstanding.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

                                      # # #